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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220236

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED SEPTEMBER 14, 2017)

JAGUAR HEALTH, INC.
Common Stock

        This prospectus supplement amends, supplements and supersedes our prospectus supplement dated April 1, 2019 and accompanying prospectus dated September 14, 2017 related to a Common Stock Purchase Agreement, dated April 1, 2019, with Oasis Capital, LLC (the "CSPA"), and should be read together with the accompanying prospectus dated September 14, 2017.

        Effective June 14, 2019, we halted all future offers and sales of our voting common stock, par value $0.0001 per share ("Common Stock"), under the CSPA and terminated the CSPA. Between April 1, 2019, the date of the CSPA, and June 14, 2019, we sold an aggregate of 4,824 shares of Common Stock pursuant to the CSPA for aggregate gross proceeds of approximately $100,000.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 17, 2019.

JAGUAR HEALTH, INC.

$60,000,000

Common Stock

Warrants

Subscription Rights

Units

6,525 Shares of Common Stock

Offered by the Selling Shareholders

          This prospectus relates to (i) common stock, warrants and subscription rights that we may sell from time to time in one or more offerings up to a total public offering price of $60,000,000 on terms to be determined at the time of sale, which securities may be sold either individually or in units, and (ii) the proposed resale or other disposition from time to time of up to 6,525 shares of Jaguar Health, Inc. common stock, $0.0001 par value per share, by the selling shareholders identified in this prospectus. We will not receive any of the proceeds from the sale or other disposition of common stock by the selling shareholders. We and the selling shareholders may offer securities at the same time or in separate transactions.

          Each time we sell securities hereunder, we will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

          These securities may be offered and sold in the same offering or in separate offerings, directly to purchasers, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See "Plan of Distribution" in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our or the selling shareholders' arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any sale of securities offered by us will also be included in a prospectus supplement.

          The selling shareholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses and fees in connection with the registration of the shares. See "Plan of Distribution" beginning on page 21 for more information about how the selling shareholders may sell or dispose of their shares of common stock.

          Our voting common stock is listed on the NASDAQ Capital Market, under the symbol "JAGX." On September 11, 2017, the last reported sale price of our voting common stock on the NASDAQ Capital Market was $462 per share.

          As of July 31, 2017, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold or the average bid and asked price of such common equity on that date, was approximately $37,422,042.56, based on 64,219 shares of outstanding common stock, of which 63,642 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

          Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption "Risk Factors" and in the documents incorporated by reference into this prospectus.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 14, 2017.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $60,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

        The selling shareholders may also use the registration statement to offer and sell or otherwise dispose of up to an aggregate of 6,525 shares of our common stock from time to time in the public market. Neither we nor the selling shareholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

        We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, and any prospectus supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions "Where You Can Find More Information" and "Incorporation of Information by Reference" in this prospectus.

        Unless the context otherwise requires, references in this prospectus to "Jaguar," the "Company," "we," "us," and "our" refer to Jaguar Health, Inc.

 PROSPECTUS SUMMARY

        The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

        We are a natural-products pharmaceuticals company focused on the development and commercialization of novel, sustainably derived gastrointestinal products for both human prescription use and animals on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. ("Napo"), focuses on the development and commercialization of proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. In the animal health space, we focus on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses.

        We are pursuing a follow-on indication for Mytesi in chemotherapy-induced diarrhea, an important supportive care indication for patients undergoing primary or adjuvant chemotherapy for cancer treatment. Mytesi is in development for orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome; as a second-generation anti-secretory agent for use in cholera patients; and for supportive care for irritable bowel syndrome (IBS) and inflammatory bowel disease (IBD). Mytesi® has demonstrated benefit to D-IBS patients in published Phase 2 studies.

        Canalevia is our lead veterinary prescription drug product candidate, intended for treatment of various forms of diarrhea in dogs. We achieved statistically significant results in a multicenter canine proof-of-concept study completed in February 2015, supporting the conclusion that Canalevia treatment is superior to placebo. As we announced in December 2015, the pivotal clinical field study to evaluate the safety and effectiveness of Canalevia for acute diarrhea in dogs is underway. Two-hundred dogs were enrolled in the Canalevia pivotal study, which completed enrollment in January 2017. We have received Minor Use in a Minor Species (MUMS) designation for Canalevia for Chemotherapy-Induced Diarrhea (CID) in dogs, and we are pursuing MUMS designation for Canalevia for the indication of exercise-induced diarrhea (EID) in dogs. If Canalevia is approved for CID in dogs, we expect to conduct the commercial launch of Canalevia for this indication in 2018.

        Canalevia is a canine-specific formulation of crofelemer, an active pharmaceutical ingredient isolated and purified from the Croton lechleri tree, which is sustainably harvested. Members of our management team developed crofelemer while at Napo, which was our parent company until May 13, 2015. Canalevia utilizes the same mechanism of action as Mytesi, as do Neonorm Foal and Neonorm Calf—our lead non-prescription products. Each of these products normalizes ion and water flow into the intestinal lumen. Because this is a physiological pathway generally present in mammals, we have validated its low risk strategy of extending the clinical success in humans to preweaned dairy calves, foals, piglets, and dogs; and we believe these clinical benefits will continue to be confirmed in other mammalian species.

        Neonorm is a standardized botanical extract derived from the Croton lechleri tree. The reception among users of Neonorm Calf and Neonorm Foal, an anti-diarrheal product we launched for newborn horses in early 2016—has been positive. We launched Neonorm Calf in the United States at the end of 2014 for preweaned dairy calves. In June 2017 we launched neonorm.com, a commercial website for both Neonorm products. As we announced on June 14, 2017, the Organic Materials Review Institute (OMRI) has reviewed Neonorm Calf and determined that it is allowed for use in compliance with the U.S. Department of Agriculture National Organic Program. OMRI is an international nonprofit organization that determines which input products are allowed for use in organic production and processing.

        The clinically-proven performance of Neonorm Foal, in combination with our heightened understanding of market needs within the global equine space, is driving our increased focus on equine product development. Equilevia is our non-prescription product for total gut health in equine athletes. Gut health is important in horses, as colic can cause an otherwise healthy horse to die in a matter of hours. Although we are still assessing the size of this opportunity, we expect to launch sales of Equilevia in the fall of 2017. Equilevia is a pharmaceutical formulation of a standardized botanical extract.

        Canalevia, Equilevia and Neonorm are distinct products formulated to address specific species and market channels. We have filed nine investigational new animal drug applications, or INADs, with the FDA and intend to develop species-specific formulations of Neonorm in six additional target species, and Canalevia for both cats and dogs.

        We, through Napo, own the intellectual property rights and technology related to our products and product candidates, including rights to a library of over 2,300 medicinal plants, for all veterinary treatment uses and indications for all species of animals. This includes rights to Neonorm, Canalevia, and other distinct prescription drug product candidates in our pipeline along with the corresponding existing preclinical and clinical data packages. We also recently expanded this intellectual property portfolio to include combinations of our proprietary anti-secretory product lines, Canalevia and Neonorm, with the non-absorbed antibiotic, rifaximin, for gastrointestinal indications in all animals.

        Our management team has significant experience in gastrointestinal and animal health product development. This experience includes the development of crofelemer for human use, from discovery and preclinical and clinical toxicity studies, including the existing animal studies to be used for Canalevia regulatory approvals, through human clinical development. Our team also includes individuals who have prior animal health experience at major pharmaceutical companies.

About Mytesi

        Mytesi (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

        Crofelemer, the active ingredient in Mytesi, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Corporate Information

        We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 201 Mission Street, Suite 2375, San Francisco, CA 94015 and our telephone number is (415) 371-8300. Our website address is www.jaguaranimalhealth.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our voting common stock is listed on the NASDAQ Capital Market and trades under the symbol "JAGX." On July 31, 2017, we completed the acquisition of Napo (the "Merger") pursuant to the Agreement and Plan of Merger, dated March 31, 2017, by and among the Company, Napo, Napo Acquisition Corporation, and Napo's representative (the "Merger Agreement").

        Jaguar Health, our logo, Canalevia, Neonorm and Mytesi are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

The Offering

        This prospectus relates to the offer by us of up to $60,000,000 of common stock, warrants, subscription rights or units in one or more offerings and in any combination.

        This prospectus also relates to the resale of up to 6,525 shares of our common stock held by the selling shareholders identified in this prospectus, including its transferees, pledgees, donees or successors. See "Selling Shareholders." The selling shareholders may offer to sell these shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We have agreed to register the offer and sale of the common stock to satisfy registration rights we have granted to the selling shareholders. We will not receive any proceeds from the sale of the securities by the selling shareholders.

RISK FACTORS

        Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

        In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "aim," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the "Risk Factors" incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        Incorporated by reference herein is the unaudited pro forma consolidated financial information reflecting the consummation of the Merger and related transactions. This financial information is included in Exhibit 99.2 to our Current Report on Form 8-K, filed with the SEC on August 29, 2017 and consists of (i) the unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2017, (ii) the unaudited pro forma consolidated balance sheet, as of June 30, 2017 and (iii) the unaudited pro forma combined condensed statement of operations, for the year ended December 31, 2016. The unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and the related notes of the Company, included in the Company's periodic reports filed with the SEC, and of Napo, included in Exhibit 99.2 to our Current Report on Form 8-K/A, filed with the SEC on August 4, 2017, and Exhibit 99.1 to our Current Report on Form 8-K, filed with the SEC on August 29, 2017, each of which are incorporated by reference herein. See "Incorporation of Information by Reference."

 USE OF PROCEEDS

        We currently intend to use the estimated net proceeds from the sale of the securities offered by us for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures, operating and administrative expenditures, and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of the securities offered by us. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of the securities offered by us may change, and if they do, we will update this information in a prospectus supplement.

        We will not receive any of the proceeds from the sale of shares of our common stock by the selling shareholders. The selling shareholders will receive all of the proceeds from such sale. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares held by them. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

General

        The following is a summary of the rights of our common stock and preferred stock and of certain provisions of our third amended and restated certificate of incorporation and amended and restated bylaws. This summary is not complete. For more detailed information, please see the third amended and restated certificate of incorporation and amended and restated bylaws, each of which is incorporated by reference into the registration statement of which this prospectus is a part.

        We will describe in a prospectus supplement the specific terms of any common stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such common stock or preferred stock may differ from the terms described below.

        Our authorized capital stock consists of 210,000,000 shares, all with a par value of $0.0001 per share, of which 150,000,000 shares are designated as voting common stock, 50,000,000 shares are designated as non-voting common stock, and 10,000,000 shares are designated as preferred stock.

Voting Common Stock and Non-Voting Common Stock

        As of August 11, 2017, we had 23,616 shares of voting common stock outstanding held by 24 stockholders of record, 42,903,218 shares of non-voting common stock outstanding held by 6 stockholders of record, and zero shares of preferred stock outstanding.

        As of August 11, 2017, there were outstanding options to purchase 2,811 shares of our voting common stock with a weighted-average exercise price of $2,604 per share and outstanding RSUs for 5,613 shares of our voting common stock.

        As of August 11, 2017, there were outstanding warrants exercisable for 6,339 shares of our voting common stock with a weighted-average exercise price of $1,207.50 per share.

Voting Rights

        The holders of our voting common stock are entitled to one vote per share on all matters to be voted on by our stockholders. The holders of our non-voting common stock are not entitled to vote on matters submitted to our stockholders, other than in connection with a change of control of the Company.

Dividends

        Subject to preferences that may be applicable to any outstanding our preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We are required to obtain the prior written consent of Nantucket Investments Limited ("Nantucket") before the issuance of dividends to holders of our voting common stock and/or non-voting common stock for so long as Nantucket or its affiliates own any shares of our non-voting common stock.

Liquidation

        In the event of our liquidation, dissolution or winding up, holders of our voting common stock and non-voting common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of our preferred stock.

Rights and Preferences

        Holders of our common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

        Shares of our non-voting common stock are convertible into shares of our voting common stock on a one-for-one basis (i) at the option of the respective holders thereof, at any time and from time to time on or after April 1, 2018 or (ii) automatically, without any payment of additional consideration by the holder thereof, (x) upon a transfer of such shares to any person or entity that is neither an affiliate of Nantucket nor an investment fund, investment vehicle or other account, that is, directly or indirectly, managed or advised by Nantucket or any of its affiliates pursuant to a sale of such stock to a third-party for cash in accordance with the terms and condition set forth in the Investor Rights Agreement, dated March 31, 2017, between the Company and Nantucket, or (y) upon the release or transfer of such shares to the registered holders of Napo's outstanding shares of common stock immediately prior to the consummation of the Merger (the "Napo Legacy Stockholders").

        The rights, preferences and privileges of the holders of our voting common stock and non-voting common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

        All of our outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

        Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of our preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no current plan to issue any shares of preferred stock.

Warrants

        As of August 11, 2017, we had outstanding warrants to purchase an aggregate of 6,339 shares of our voting common stock, 197 of which are exercisable at a price of $2,656.50 per share and expire on February 5, 2019; 15 of which are exercisable at a price of $724.50 per share and expire on June 26, 2020; 170 of which are exercisable at a price of $5,880 per share and expire on June 3, 2020; 55 of which are exercisable at a price of $5,880 per share and expire December 31, 2017; 106 of which are exercisable at a price of $5,880 per share and expire December 31, 2017; 136 of which are exercisable at a price of $9,187.50 per share and expire on May 13, 2020; 114 of which are exercisable at a price of $10.50 per share and expire on or before July 28, 2022; 1,714 of which are exercisable at a price of $787.50 per share and expire on May 29, 2022; 1,587 of which are exercisable at a price of $945 per share and expire on November 29, 2017; 722 of which are exercisable at a price of $1,050 per share and expire on May 29, 2018; 353 of which are exercisable at a price of $535.50 per share and expire on January 31, 2019; 138 of which are exercisable at a price of $84 per share and expire on December 31, 2018; and 1,028 of which are exercisable at a price of $84 per share and expire on December 31, 2025.

Registration Rights

        Pursuant to the Registration Rights Agreement, dated November 22, 2016, we are required to file one or more registration statements as permissible and necessary to register under the Securities Act, the resale of the shares of our voting common stock and shares of our voting common stock underlying warrants sold to the investors pursuant to the securities purchase agreement, dated November 22, 2016, between us and certain institutional investors.

        Pursuant to the Registration Rights Agreement, dated June 8, 2016, we are required to file one or more registration statements as permissible and necessary to register under the Securities Act, the resale of the shares of our voting common stock sold to Aspire Capital Fund LLC ("Aspire Capital") under the common stock purchase agreement, dated June 8, 2016, between us and Aspire Capital.

        Pursuant to the Commitment Letter, dated February 21, 2017, signed by Invesco Asset Management Limited ("Invesco"), and the Share Purchase Agreement, dated July 31, 2017, between us and Invesco, we are required to register the resale of the shares of our voting common stock sold to Invesco thereunder. We are registering the resale of such shares pursuant to the registration statement of which this prospectus forms a part.

        Pursuant to the Note Purchase Agreement, dated March 1, 2017, by and among Napo, MEF I, LP and Riverside Merchant Partners, Napo is required to include in the Merger Agreement provisions, consistent with the terms set forth in Annex II of the Note Purchase Agreement, that we register the shares of our voting common stock issuable upon exchange of the Exchangeable Promissory Notes issuable thereunder.

        Pursuant to the Amended and Restated Note Purchase Agreement, dated March 31, 2017, by and among Napo, Kingdon Associates, M. Kingdon Offshore Master Fund L.P. and Kingdon Family Partnership, L.P., we are required to register the shares of our voting common stock issuable upon conversion of the Conversion Stock (as defined therein), together with any shares of our voting common stock issuable in connection with interest payments under the Convertible Promissory Notes issuable thereunder.

        Pursuant to the settlement agreements with Nantucket, Dorsar Investment Company, Alco Investment Company, Two Daughters LLC, Boies Schiller Flexner LLP and Dan Becka on or about March 31, 2017, Napo agreed to cause us to register the shares of our voting common stock, the shares of our voting common stock issuable upon conversion of the shares of our non-voting common stock, and the shares of our voting common stock underlying the warrants, in each case as issuable under the settlement agreements. We are registering the resale of shares of voting stock issuable upon conversion of shares of non-voting common stock held by Dan Becka pursuant to the registration statement of which this prospectus forms a part.

        Pursuant to the share purchase agreements, each entered on or about June 23, 2017, between us and the investors named therein, relating to the issuance of $100,000 of our voting common stock, we are required to file one or more registration statements as permissible and necessary to register under the Securities Act the resale of the shares of our voting common stock sold to the investors thereto.

        Pursuant to the Securities Purchase Agreement, dated June 29, 2017, between us and Chicago Venture Partners L.P., we are required to register the shares of our voting common stock issuable upon conversion of the Convertible Promissory Note, due August 2, 2018, issued thereunder.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

        Certain provisions of Delaware law and our third amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

        Our third amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

  •
  require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

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  specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, the chief executive officer or the president;

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  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

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  provide that directors may be removed only for cause;

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  provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

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  establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

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  specify that no stockholder is permitted to cumulate votes at any election of our board of directors; and

  •
  require approval of the stockholders of at least 75% of the shares and a majority of the board of directors to amend certain of the above-mentioned provisions.

Exclusive Jurisdiction

        Under the provisions of our third amended and restated certificate of incorporation, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our third amended and restated certificate of incorporation or amended and restated bylaws; or (iv) any action asserting a claim against us governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies' certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our third amended and restated certificate of incorporation to be inapplicable or unenforceable in such action.

Delaware Anti-Takeover Statute

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

  •
  prior to the date of the transaction, our board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the date of the transaction, the business combination is approved by our board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.

        The provisions of Delaware law and our third amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company N.A. The transfer agent and registrar's address is 250 Royall St., Canton, MA 02021. The transfer agent's telephone number is (800) 962-4284.

Listing

        Our voting common stock is listed on The NASDAQ Capital Market under the symbol "JAGX." On August 22, 2016, we received notice from NASDAQ, which indicated that under NASDAQ Listing Rule 5550(b)(1), we are required to maintain a minimum of $2,500,000 in stockholders' equity for continued listing. For the year ended December 31, 2016, we reported stockholders' deficit of

$2,454,185. Based on the plan that we submitted to regain compliance, the SEC granted us an extension until February 21, 2017 to regain compliance.

        On February 22, 2017, we received a letter from NASDAQ stating that NASDAQ determined that we did not meet the terms of the extension and that our securities are subject to delisting from NASDAQ unless we timely request a hearing before the NASDAQ Hearings Panel. We timely requested a hearing before the Panel, and at the hearing on April 20, 2017, we presented our plan to evidence compliance with the $2,500,000 stockholders' equity requirement (or the alternatives of market value of listed securities of $35 million or net income from continuing operations) concurrent with the Merger and requested the continued listing of our common stock on NASDAQ pending our return to compliance. On April 27, 2017, we were notified that the Panel determined to grant our request for continued listing on NASDAQ. On July 31, 2017, we notified NASDAQ that we successfully completed our acquisition of Napo and, as a result, believe we have stockholders' equity in excess of $2.5 million as of the date thereof.

        On May 16, 2017, we received notice from NASDAQ, which indicated that our closing bid price was less than $1.00 per share for 30 consecutive business days. We have a 180 calendar day grace period, or until November 13, 2017, to regain compliance with the minimum bid price requirement. The minimum bid price requirement will be met if our common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar day grace period.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

  •
  the price at which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

        The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations.

        Warrants for the purchase of common stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

        Each warrant will entitle its holder to purchase the number of shares of common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

        After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

        The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

        We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

  •
  whether common stock or warrants for those securities will be offered under the stockholder subscription rights;

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for each security upon the exercise of the subscription rights;

  •
  the number of subscription rights issued to each stockholder;

  •
  the number and terms of the securities which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if appropriate, a discussion of material U.S. federal income tax considerations; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

        The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

 DESCRIPTION OF UNITS

        The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units consisting of common stock, warrants, or subscription rights in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those set forth in any prospectus supplement or as described under "Description of Capital Stock," "Description of Warrants," and "Description of Subscription Rights" will apply to each unit, as applicable, and to any common stock, warrant, or subscription right included in each unit, as applicable.

Unit Agent

        The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

SELLING SHAREHOLDERS

        The shares of common stock being offered by the selling shareholders are those previously issued to the selling shareholders. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time.

        The following table sets forth:

  •
  the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by the selling shareholders;

  •
  the number of shares of common stock beneficially owned by the selling shareholders as of August 24, 2017, without regard to any limitations on exercises prior to the sale of the shares covered by this prospectus;

  •
  the number of shares that may be offered by the selling shareholders pursuant to this prospectus;

  •
  the number of shares to be beneficially owned by the selling shareholders and their respective affiliates following the sale of any shares covered by this prospectus; and

  •
  the percentage of our issued and outstanding common stock to be beneficially owned by the selling shareholders and their respective affiliates following the sale of all shares covered by this prospectus.

        The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution."

			Number of shares of Common Stock Owned After Offering(1)
	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus
Name of Selling Shareholder			Number	Percent
Invesco Ltd.(2)	5,997	5,997	0	—
Daniel Becka(3)	588	528	59	*

*
Less than 1%.

(1)
Assumes that each selling shareholder sells all shares of common stock registered under this prospectus held by such selling shareholder.

(2)
As it previously reported on Amendment No. 1 to its Schedule 13G, Invesco Ltd, in its capacity as an investment adviser, may have been deemed to beneficially own 1,880 shares. On June 27, 2017, Invesco Ltd., in its capacity as an investment adviser, acquired beneficial ownership of 1,028 shares for $525 per share on the open market. Invesco Ltd. in its capacity as an investment adviser, beneficially acquired 3,088 shares for $971.60 in a private purchase from the Company on July 31, 2017. In addition, prior to the Merger, Invesco Asset Management Limited held 37,026 shares of common stock of Napo, representing approximately 35.9% of the outstanding shares of Napo common stock. Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, such shares of Napo common stock were exchanged for contingent rights to receive shares of our voting common stock, which contingent rights are excluded from the shares listed in the table above. Invesco Asset Management Limited is a subsidiary of Invesco Ltd.

(3)
Consists of (i) 59 shares of voting common stock and (ii) 528 shares of voting common stock issuable upon conversion of the shares of non-voting common stock held by Daniel Becka.

 PLAN OF DISTRIBUTION

        We or the selling shareholders may offer and sell the securities from time to time in one or more of the following transactions:

  •
  to or through underwriters, brokers or dealers (acting as agent or principal);

  •
  on the NASDAQ Capital Market, in the over-the-counter market or on any other national securities exchange on which our shares are then listed or traded;

  •
  directly to one or more other purchasers;

  •
  upon the exercise of rights distributed or issued to our security holders;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  in "at the market" offerings within the meanings of Rule 415(a)(4) under the Securities Act of 1933 or through a market maker or into an existing market, on an exchange, or otherwise;

  •
  directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

  •
  in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

  •
  through the writing or settlement of options (including put or call options), whether the options are listed on an options exchange or otherwise;

  •
  through the distribution of the common stock by the selling stockholders to their partners, members or stockholders;

  •
  through agents on a best-efforts basis;

  •
  through any other method permitted pursuant to applicable law; or

  •
  otherwise through a combination of any of the above methods of sale.

        In addition, we or the selling shareholders may enter into option, share lending or other types of transactions that require us or the selling shareholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We or the selling shareholders may also enter into hedging transactions with respect to our securities or the securities of such selling shareholders, as applicable. For example, we or the selling shareholders may:

  •
  enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

  •
  sell shares of common stock short and deliver the shares to close out short positions;

  •
  enter into option or other types of transactions that require us or the selling shareholders, as applicable, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

  •
  loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

        The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

        We or the selling shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the selling shareholders, as applicable, or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or the selling shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of the selling shareholders, as applicable, or in connection with a concurrent offering of other securities.

        Shares of common stock may also be exchanged for satisfaction of the selling shareholders' obligations or other liabilities to its creditors. Such transactions may or may not involve brokers or dealers.

        If we or the selling shareholders use any underwriter, we will provide a prospectus supplement that will name any underwriter involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

  •
  the purchase price of the securities and the proceeds we or the selling shareholders, as applicable, will receive from the sale of the securities;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

  •
  any commissions allowed or paid to agents;

  •
  any securities exchanges on which the securities may be listed;

  •
  the method of distribution of the securities;

  •
  the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

  •
  any other information we think is important.

        If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or the selling shareholders in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices;

  •
  at varying prices determined at the time of sale; or

  •
  at negotiated prices.

        Such sales may be effected:

  •
  in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in transactions in the over-the-counter market;

  •
  in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

  •
  through the writing of options; or

  •
  through other types of transactions.

        The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

        We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters, dealers or agents.

        The selling shareholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus.

        The securities may be sold directly by us or the selling shareholders or through agents designated by us or the selling shareholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the selling shareholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

        If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        In all cases, these purchasers must be approved by us or the selling shareholders, as applicable. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or the selling shareholders, as applicable, must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

        Some of the underwriters, dealers or agents used by us or the selling shareholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or the selling shareholders, as applicable, or affiliates of ours or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and to be reimbursed by us or the selling shareholders for certain expenses.

        Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

        Any underwriters to which offered securities are sold by us or the selling shareholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

        The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

        In compliance with the guidelines of the Financial Industry Regulatory Authority ("FINRA"), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

        No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

        To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

        We agreed to keep this prospectus effective until the earlier of (i) the date on which all registrable securities covered by this prospectus have been sold hereunder or (ii) the date on which all of the remaining registrable securities are eligible to be sold without compliance with the volume limitations or public information requirements of Rule 144 under the Securities Act. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be based upon by Reed Smith LLP, Palo Alto, California.

EXPERTS

        The financial statements of the Company as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the reports on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Napo as of December 31, 2016 and 2015 and for each of the two years in the period ended December 31, 2016 incorporated by reference in this prospectus and the registration statement have been audited by Macias Gini & O'Connell LLP, as stated in their report incorporated by reference in this registration statement (which report contains an explanatory paragraph regarding Napo's ability to continue as a going concern), and are incorporated by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's web site at http://www.sec.gov.

        This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

        We also maintain a website at www.jaguaranimalhealth.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in "Where You Can Find More Information." The documents we are incorporating by reference are:

  •
  our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016 filed on May 26, 2017;

  •
  our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on May 8, 2017, filed on April 17, 2017;

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  our Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 2017 filed on June 23, 2017 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017 filed on August 9, 2017;

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  our Current Reports on Form 8-K filed on January 31, 2017, February 9, 2017, February 24, 2017, March 31, 2017, April 6, 2017, May 2, 2017, May 8, 2017, May 19, 2017, July 3, 2017, July 7, 2017, July 28, 2017, July 31, 2017, August 1, 2017, August 4, 2017, August 16, 2017 and August 29, 2017;

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  the description of our common stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description; and

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  all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

        Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

        In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA, 94105 or call (415) 371-8300.

        You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.